                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                     /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Newgen Results Corporation
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

/x/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:

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2.      Aggregate number of securities to which transaction applies:

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3.      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.      Proposed maximum aggregate value of transaction:

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5.      Total fee paid:


/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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6.      Amount Previously Paid:

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7.      Form, Schedule or Registration Statement No.:

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8.      Filing Party:

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9.      Date Filed:


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

                           NEWGEN RESULTS CORPORATION
                        12680 HIGH BLUFF DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92130


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 8, 2000

TO THE STOCKHOLDERS OF NEWGEN RESULTS CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NEWGEN RESULTS CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, June 8, 2000 at 10:00 a.m. local time in the Torrey Pines Room at the Del Mar Doubletree Hotel, located at 11915 El Camino Real, San Diego, California 92130 for the following purposes:


1. To elect three Class I directors to hold office until the 2003 Annual Meeting of Stockholders.

2. To approve the Company's 1998 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares.

3. To ratify the selection of Arthur Anderson LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 20, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ SAMUEL SIMKIN
                                            ----------------------------------
                                            SAMUEL SIMKIN
                                            Senior Vice President, Chief
                                            Financial Officer and Secretary



San Diego, California
May 5, 2000

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       ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS
POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY
A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
------------------------------------------------------------------------------

                           NEWGEN RESULTS CORPORATION
                        12680 HIGH BLUFF DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92130


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                  JUNE 8, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Newgen Results Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 8, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in the Torrey Pines Room at the Del Mar Doubletree Hotel, located at 11915 El Camino Real, San Diego, California 92130. The Company intends to mail this proxy statement and accompanying proxy card on or about May 5, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 20, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2000 the Company had outstanding and entitled to vote 10,175,164 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

        A number of brokers and banks are participating in programs provided through ADP Investor Communication Services and American Stock Transfer and Trust Company, the Company's transfer agent, that offer telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in either of these programs, or if your shares are registered in your name, you may vote those share telephonically by calling the telephone number shown on the voting form received from your broker or bank or from American Stock Transfer and Trust Company, or via the Internet at either ADP Investor Communication Services' voting Web site (www.proxyvote.com or American Stock Transfer and Trust Company's voting Web site (www.voteproxy.com).

        Votes submitted via the Internet or by telephone using the program provided by ADP Investor Communication Services must be received by 11:59 p.m. eastern time on June 7, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

        THE TELEPHONE AND INTERNET VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 12680 High Bluff Drive, Suite 300, San Diego, California 92130, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 15, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so earlier than the close of business on April 9, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS



         The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of eleven members. There are three directors in the class whose term of office expires in 2000, Class
I. Two of these directors, H. Robert Gill and Todd A. Springer, have indicated to the Company that they will resign as directors of the Company effective as of the Annual Meeting. As a result of their resignations, only one of the directors currently serving in Class I, Gerald L. Benowitz, is being nominated for election in the Annual Meeting. The other two nominees, Jess R. Marzak and John Moragne, are presently directors of the Company serving in Class II (with a term ending in 2001) and Class III (with a term ending in 2002), respectively. If elected to serve as members of Class I at the Annual Meeting, Messrs. Marzak and Moragne would resign as members of Class II and Class III, respectively. In addition, effective as of the date of the Annual Meeting the authorized number of directors shall be reduced from eleven to nine.

        Each of the nominees for election to Class I is currently a director of the Company who was previously appointed to the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING (CLASS I)

GERALD L. BENOWITZ

        Mr. Benowitz, age 55, has served as Chairman, President and Chief Executive Officer of the Company since its inception. From October 1984 to June 1991, Mr. Benowitz served as Project Manager for Otay International Center, a 400-acre multi-use industrial park. From May 1980 to August 1984, he served as President and Chief Operating Officer of Harco Medical Electronic Devices, a medical device company. Mr. Benowitz holds a B.S. from the University of Tennessee.

JESS R. MARZAK

        Mr. Marzak, age 49, has served as a director of the Company since August 1996. Since January 1994, Mr. Marzak has been a managing director of BankAmerica Ventures and General Partner of BAVenture Partners II, each a venture capital firm. Prior to that, Mr. Marzak was a co-founder and general partner of Paragon Partners and Paragon Venture Partners II, each a venture capital firm. Mr. Marzak holds a B.A. from Occidental College and an M.B.A. from The Wharton School at the University of Pennsylvania.

JOHN MORAGNE

        Mr. Moragne, age 42, has been a director of the Company since December 1997. Since 1993, Mr. Moragne has been a Managing Director of Trident Capital Management, LLC, a private investment firm that he helped found ("Trident Capital"). From 1989 to 1993, Mr. Moragne served as a principal of Information Partners, a private equity firm, and from 1989 to 1993, he served as a principal of Bain Capital, a leveraged-buyout firm. Mr. Moragne is also a director of DAOU Systems, Inc. and Mapquest.com, Inc. Mr. Moragne holds a B.A. from Dartmouth College, an M.S. from the Stanford Graduate School of Applied Earth Sciences and an M.B.A. from Stanford Graduate School of Business.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS II)

GARY SIMKIN

        Mr. Simkin, age 51, has served as a director of the Company since March 1994. Since 1972, Mr. Simkin has been an active private investor in information and communication-based companies. Since the early 1990s, Mr. Simkin has served on the Board of Directors of SNS/Assure, Inc., a Canadian company that provides electronic commerce solutions to a variety of industries and electronically processes insurance claims. He also serves on the Board of Directors of Doubleday Canada Limited, a publishing company. Mr. Simkin holds a Bachelor of Commerce degree from the University of Manitoba.

BERT WINEMILLER

        Mr. Winemiller, age 57, has served as Director of the Company since December 1997. Since 1998, Mr. Winemiller has been the President, Chief Executive Officer and a Director of PROS Revenue Management, Inc., a privately held software company. Mr. Winemiller is also a private investor and President of Albert Winemiller, Inc., a privately held consulting company focused on the new economy. From 1996 to 1997, Mr. Winemiller served as President and Chief Executive Officer of Research Ltd., an Internet investment database and electronic publishing company. From 1993 to 1996, Mr. Winemiller served as President and Chief Operating Officer of infoUSA, Inc., a credit and business information provider. Mr. Winemiller holds a B.S. and an M.A. from the University of Missouri and an M.B.A. from Harvard Business School.

BOB DORF

        Mr. Dorf, age 50, has served as a director of the Company since February 2000. Since 1993, Mr. Dorf has served as President of Pepper and Rogers Group / The Relationship Factory, Inc., a consulting firm specializing in one-to-one marketing. From 1991 to 1998, Mr. Dorf also served as Chief Executive Officer of Connecticut Phoenix Ventures, Inc.
an Office Furniture Rental Company, and from 1991 to 1997 he served as Chief Executive Officer of Connecticut Video Ventures, a video rental company. Mr. Dorf holds a B.A. from Hobart College.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING (CLASS III)

ABRAHAM L. SIMKIN

        Mr. Simkin, age 77, has served as a director of the Company since March 1994. Since 1960, Mr. Simkin has served as Chairman and Chief Executive Officer of C.M.S. Creative Management Services, Inc., a consulting and private investment company. From the late 1980s to 1999, Mr. Simkin was Chairman of SNS/Assure, Inc. Mr. Simkin holds an L.L.B. from the University of Manitoba law school.

BERNARD C. SIMKIN

        Mr. Simkin, age 50, has served as a director of the Company since March 1994. Since the early 1990s, Mr. Simkin has served as a director of SNS/Assure, Inc. Since 1997, Mr. Simkin has also served as Vice President and is a director of Westkin Properties, a real estate development company. Mr. Simkin holds a B.A. and an L.L.B. from the University of Manitoba law school.

EUGENE J. FISCHER

        Mr. Fischer, age 53, has been a director of the Company since August 1996. Since July 1996, Mr. Fischer has been President of Capstone SBIC Management, Inc. and a Managing Member of Capstone Management L.L.C. and Capstone Ventures Management LLC, each a venture capital firm. Since October 1988, Mr. Fischer has been a general partner of Pathfinder Venture Capital Funds, a venture capital firm, and a Vice President of Pathfinder Ventures, Inc., its management company. Mr. Fischer is a member of the Board of Directors of InnerDyne Inc., a medical device company and Spatial, Inc., a Internet CAD portal. Mr. Fischer holds a B.S. from the University of Minnesota and a M.S. from the University of California.

        Gary Simkin and Bernard C. Simkin are brothers. Abraham L. Simkin is their father and Samuel Simkin (the Company's Senior Vice President, Chief Financial Officer and Secretary) is their first cousin.

BACKGROUND OF EXECUTIVES NOT DESCRIBED ABOVE

        The names of and certain information regarding the Company's executives, other than those set forth in above, are set forth below:

SAMUEL SIMKIN

         Mr. Simkin, age 44, was named Senior Vice President of the Company in August 1998. Mr. Simkin has served as Vice President and Chief Financial Officer of the Company since its inception. From November 1986 to June 1991, Mr. Simkin served as president of Morite Investments, Inc., a private investment company. From June 1978 to November 1986, Mr. Simkin served as Vice President and Secretary of Rudacel Investment Company Limited where he was responsible for investing in and managing various companies. Mr. Simkin holds both a B.A. and an L.L.B. from the University of Manitoba, and an M.B.A. from the University of Western Ontario. He is a member of the Manitoba and California bar associations, and is also a Certified General Accountant.

LESLIE J. SILVER

        Mr. Silver, age 49, was named Executive Vice President of the Company in August 1998. Mr. Silver has served as President of Newgen Consulting Services since its inception and President of Newgen Management Services since October 1999, both wholly owned subsidiaries of the Company. From May 1982 until February 1994, Mr. Silver served in various senior management capacities at Newgen Service Systems, Inc., and its successor corporations, which developed and sold database management and customer retention software to automobile dealerships, primarily in Canada. From May 1976 to April 1982, Mr. Silver served as Vice President of the western Canadian division of SHL Systemhouse, Inc., an international software development and systems integration company. Mr. Silver holds both a B.S. and a M.S. from the University of Manitoba.

JAMES K. ROCHE

        Mr. Roche, age 40, was named President of Carabunga.com, Inc., a wholly owned subsidiary of the Company, in February 2000. Prior to then, Mr. Roche served as Senior Vice President, Operations of the Company since August 1998, and Vice President, Operations of the Company since its inception. Since 1983, Mr. Roche has held management positions with several companies that were providing consulting and hardware and software systems to the service departments of automobile dealerships. From May 1991 to September 1993, Mr. Roche served as the general manager of United States support services of Newgen Services, L.P. From September 1990 to April 1991, he served as director of international operations of Newgen Services Systems International. From September 1987 to August 1990, Mr. Roche served as director of United States operations of Newgen Services Systems, Inc. Mr. Roche holds a B.S. from St. Louis University.

MARIO SANCHEZ

        Mr. Sanchez, age 44, joined the Company in May 1998 as Vice President and Chief Information Officer. Mr. Sanchez is responsible for initiating, developing and directing the Company's information technology projects. From April 1997 to May 1998, Mr. Sanchez served as Divisional Vice President, Information Technology for American International Underwriters, a worldwide marketer of propertycasualty products. From 1996 to 1997, Mr. Sanchez served as Director of Information Technology for Precision Response Corporation, a telephonebased marketing and customer service company. From 1994 to 1996, Mr. Sanchez served as Director of Communications of the High Performance Database Research Center at Florida International University. Mr. Sanchez holds both a B.A. and a M.S. from Florida International University.

FRED WALLACE

        Mr. Wallace, age 53, joined the Company in June 1998 as Vice President, Marketing. From 1997 to June 1998, Mr. Wallace served as Vice President, Vehicle Acquisition and Remarketing of AutoNation USA, a division of Republic Industries, Inc., an automobile consolidator. From 1996 to 1997, Mr. Wallace served as Director, Sales and Marketing of Fleetwood Enterprises, Inc., a motorhome manufacturer. From 1990 to 1996, Mr. Wallace directed marketing and promotional activities for Mazda Motor of America. From 1981 to 1990, Mr. Wallace developed and directed marketing plans for Volkswagen of America. From 1968 to 1981, Mr. Wallace developed and coordinated the initial marketing launch for Ford Motor Company's extended service plan. Mr. Wallace holds a B.S. from the University of Florida, Gainesville.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 1999 the Board of Directors held five meetings and acted by unanimous written consent four times. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the scope and results of the audit and other services provided by the Company's independent auditors. The Audit Committee also reviews and evaluates the Company's internal control functions. The Audit Committee consists of Bernard C. Simkin, H. Robert Gill and John Moragne. It met twice during 1999.

        The Compensation Committee makes recommendations regarding the Company's 1998 Equity Incentive Plan and makes recommendations concerning salaries and incentive compensation for the Company's employees and consultants. The Compensation Committee consists of Bernard C. Simkin, Jess
R. Marzak and Bert Winemiller.  It met two times during 1999.

        During the fiscal year ended December 31, 1999, each Board member except Abraham Simkin attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2


           APPROVAL OF THE AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN



        In August 1998, the Board of Directors adopted the Company's 1998 Equity Incentive Plan ("Incentive Plan"). In April 2000 the Board of Directors approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 750,000 shares. The Board of Directors adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined to be appropriate by the Board of Directors.

        As of February 1, 2000 awards (net of canceled or expired awards) covering an aggregate of 847,930 shares of the Company's Common Stock had been granted under the Incentive Plan. Without taking into account the increase that the stockholders are being asked to approve in this proposal, only 121,427 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards under the Incentive Plan or under the Company's 1996 Equity Incentive Plan) remained available for future grant under the Incentive Plan. In addition to the Incentive Plan, the Company also maintains the 1996 Equity Incentive Plan, Non-Employee Director's Stock Option Plan, and Employee Stock Purchase Plan, each of which are discussed below in the section entitled "Compensation of Executive Officers."

        Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended, to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 750,000 shares, bringing the total number of shares reserved under the Incentive Plan as of February 1, 2000 to 1,880,810 shares, plus up to 311,500 additional shares which may automatically be reserved for future issuance under the Incentive Plan to the extent that options currently outstanding under the Company's 1996 Equity Incentive Plan are cancelled or terminated without being exercised. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.



        The essential features of the Incentive Plan are outlined below:

GENERAL

        The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Incentive Plan.

PURPOSE

        The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 653 employees, directors and consultants of the Company and its affiliates, as of February 1, 2000, are eligible to participate in the Incentive Plan.

ADMINISTRATION

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board has also delegated to Gerald Benowitz the power to grant awards under the Incentive Plan to persons who are not officers, directors or 10% stockholders of the Company subject to Section 16 of the Exchange Act, and to determine the terms of such awards.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of
Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan),
(iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under
Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

        Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No person may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 300,000 shares of Common Stock during any calendar year (the "Section 162(m) Limitation"). However, this limitation applies only upon the earliest to occur of (i) the first material modification to the Incentive Plan, (ii) the issuance of all the shares of Common Stock reserved for issuance under the Incentive Plan, (iii) the expiration of the Incentive Plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the Company's initial public offering, or such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

STOCK SUBJECT TO THE INCENTIVE PLAN

        Subject to this Proposal, as of February 1, 2000, an aggregate of up to 1,880,810 shares of Common Stock is reserved for issuance under the Incentive Plan. Up to an additional 311,500 shares of Common Stock will automatically be reserved for future issuance under the Incentive Plan to the extent that options currently outstanding under the Company's 1996 Equity Incentive Plan are cancelled or terminated, in whole or in part, without being exercised. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m) of the Code. See "Federal Income Tax Information." As of April 26, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $11.25 per share.

        The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

         OPTION EXERCISE. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options granted to the Company's executive officers under the Incentive Plan typically vest in 25% increments once a year over four years during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by currently outstanding options granted under the Incentive Plan to employees other than executive officers typically vest in 20% increments once a year over five years during the participant's service to the Company or an affiliate. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

        TERM. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate thirty days after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve months of such termination;
(ii) the participant dies before the participant's service has terminated, or within thirty days after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within eighteen months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would result in liability under
Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). A participant's option agreement also may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

        PAYMENT. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

        The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

        VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

        RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may be transferred where such assignment is purusuant to a domestic relations order satisfying the requirements of Rule 16b-3 of the Exchange Act and is expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

STOCK APPRECIATION RIGHTS

        The Incentive Plan authorizes three types of stock appreciation rights.

        TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash or in shares of stock.

        CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash or in shares of stock.

        INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash or in shares of stock.

         REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced stock appreciation rights with new lower priced stock appreciation rights. To the extent required by
Section 162(m) of the Code, a repriced stock appreciation right is deemed to be canceled and a new stock appreciation right granted. Both the stock appreciation right deemed to be canceled and the new stock appreciation right deemed to be granted will be counted against the Section 162(m) Limitation.

RESTRICTIONS ON TRANSFER

        The participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an option. The Board may grant nonstatutory stock options that are transferable. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

        The Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on August 13, 2008.

        The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if such stockholder approval is required for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        NONSTATUTORY STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

        STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and
(iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

NEW PLAN BENEFITS

        The following table presents certain information with respect to options granted under the Incentive Plan during the year ended December 31, 1999 to (i) the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 1999, (ii) all executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-executive officer directors as a group.

                                NEW PLAN BENEFITS

NAME AND POSITION                  NUMBER OF SHARES UNDERLYING OPTIONS GRANTED
-----------------                  -------------------------------------------

Gerald L. Benowitz..................................................   135,234
   President and Chief Executive Officer

Samuel Simkin.......................................................    42,622
   Senior Vice President, Chief Financial Officer and Secretary

Leslie J. Silver....................................................    92,940
   Executive Vice President and President, Newgen Management
   Services, Inc.

James K. Roche......................................................    39,777
   President, Carabunga.com, Inc.

Frederick Wallace...................................................     5,380
   Vice President, Marketing

All Executive Officers as a Group...................................   336,663

All Non-Executive Officer Employees as a Group......................   246,450

All Non-Executive Officer Directors as a Group......................        --

                                   PROPOSAL 3


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS



        The Board of Directors has selected Arthur Anderson LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Anderson LLP has audited the Company's financial statements since fiscal year 1995. Representatives of Arthur Anderson LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Arthur Anderson LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Anderson LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stocholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Anderson LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 1, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

        Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,052,259 shares outstanding on February 1, 2000, adjusted as required by rules promulgated by the SEC. Except as shown otherwise in the footnotes to the table, the address of each person listed is in care of Newgen Results Corporation, 12680 High Bluff Drive, Suite 300, San Diego, CA 92130.


                                                                               BENEFICIAL OWNERSHIP (1)
                                                                   --------------------------------------------------
                                                                                  SHARES ISSUABLE UPON
                                                                                   EXERCISE OF OPTIONS
                                                                                       OR WARRANTS
                                                                                   EXERCISABLE WITHIN
                                                                   TOTAL NUMBER      60 DAYS OF           PERCENT OF
                       BENEFICIAL OWNER                            OF SHARES (2)     FEBRUARY 1, 2000         TOTAL
----------------------------------------------------------------------------------------------------------------------
Todd A. Springer                                                     1,593,921                     --       15.9%
         Trident Capital Management (3)

John Moragne                                                         1,593,346                     --       15.9%
         Trident Capital Management (3)

Jess R. Marzak                                                       1,150,246                 60,455       11.3%
         BankAmerica Ventures (4)

Bernard C. Simkin                                                      798,055                     --        7.9%

Gary Simkin                                                            750,629                  7,575        7.5%
         Johari Investment Company Ltd. (5)

Eugene J. Fischer (6)                                                  496,863                 22,842        4.9%

Gerald L. Benowitz (7)                                                 453,431                 20,059        4.5%

Samuel Simkin                                                          300,023                  6,533        3.0%
         K&S Imports, Inc. (8)

Leslie J. Silver (9)                                                   290,266                 23,860        2.9%

James K. Roche                                                          52,131                  4,215           *

Fred Wallace                                                            11,155                 11,155           *

Bob Dorf                                                                25,400                  5,400           *

Bert Winemiller                                                         6,000                  6,000           *

H. Robert Gill                                                           6,900                  6,900           *

Abraham L. Simkin                                                           --                     --           *

All executive officers and directors as a group (16 persons) (10)    5,946,518                186,067       58.1%

------------------
*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2) Includes shares issuable pursuant to options and other rights to purchase shares of the Company's common stock exercisable within 60 days of February 1, 2000.

(3) Of the total shares indicated as beneficially owned: Information Associates-II, L.P. owns 923,430 shares, which represent 9.2% of the total shares; Information Associates, L.P. owns 598,908 shares, which represents 6.0% of the total shares of the Company outstanding as of the date set forth above; and IA-II Affiliates Fund, L.L.C. owns 53,869 shares and Information Associates, C.V. owns 16,714 shares, which in each case represent less than one percent of the total shares of the Company outstanding as of the date set forth above. The general partner of

         Information Associates-II, L.P. and the coordinating member of IA-II Affiliates Fund, L.L.C. is Trident Capital Management-II, L.L.C., a Delaware limited liability company. Two of the Company's directors, John Moragne and Todd Springer are members of Trident Capital Management-II, L.L.C. The general partner of Information Associates, L.P. and the investment general partner of Information Associates, C.V. is Trident Capital Management, L.L.C., a Delaware limited liability company. Mr. Moragne is also a member of Trident Capital Management, L.L.C. Trident Capital Management-II, L.L.C. and Trident Capital Management, L.L.C. are collectively referred to as "Trident Capital." Messrs. Moragne and Springer disclaim beneficial ownership of the shares held by these entities, except to the extent of their pecuniary interest in such shares arising from their interest in Trident Capital. The address of Messrs. Moragne and Springer and each entity is 2480 Sand Hill Road, Menlo Park, CA 94025.

(4) Of the total shares indicated as beneficially owned, BankAmerica Ventures owns 980,812 shares and warrants to purchase 54,409 shares, which (assuming the exercise of such warrants) represents 10.2% of the total shares of the Company as of the date set forth above; and BA Venture Partners II owns 108,979 shares and warrants to purchase 6,046 shares which (assuming the exercise of such warrants) represents 1.1% of the total shares of the Company as of the date set forth above. Jess R. Marzak, a director of the Company, is a managing director of BankAmerica Ventures and a general partner of BA Venture Partners II. Mr. Marzak disclaims beneficial ownership of all shares owned by BankAmerica Ventures and BA Venture Partners II except to the extent of his proportionate general partnership interest in BA Venture Partners II. The address Mr. Marzak and each entity is 950 Tower Lane, Suite 700, Foster City, CA 94404.

(5) Includes 7,575 shares issuable upon the exercise of warrants held by Johari Investment Company Ltd. Gary Simkin, a director of the Company, is the President of Johari Investment Company Ltd. Mr. Simkin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6) Includes 473,221 shares owned by Capstone Ventures and 22,842 shares issuable upon the exercise of warrants held by Capstone Ventures. Eugene J. Fischer, a director of the Company, is a managing member of Capstone Management LLC, the general partner of Capstone Ventures. Mr. Fischer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Mr. Fischer and Capstone Ventures is 3000 Sand Hill Road, Suite 1-290, Menlo Park, CA 94025.

(7) Includes 327,185 shares held by Gerald L. Benowitz and Sandra H. Benowitz as trustees of the Gerald and Sandra Benowitz Trust dated January 29, 1999.

(8) Includes 271,218 shares held by K&S Imports. Mr. Samuel Simkin, one of the Company's executive officers, is President of K&S and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9) Includes 232,623 shares held by Leslie J. Silver and Francis Silver as trustees of the Silver Family Trust dated January 15, 1996, and an aggregate of 7,500 shares held by Leslie J. Silver as custodian for Leigh Silver, Mason Silver and Darcy Silver, Mr. Silver's minor children.

(10) Includes shares listed in notes 3 to 9 above, and 11,073 shares purchasable by exercise of options held by an executive officer of the Company not listed in the above table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Eugene Fischer and the following individuals filed timely reports that inadvertently contained the following errors and omissions:

         Mr. Murray Simkin timely reported his initial ownership on a Form 3 report but inadvertently reported ownership of a warrant that had been exercised. This error was corrected by amending the applicable Form 3 report.

         Mr. Gerald Benowitz timely reported his initial ownership on a Form 3 report but inadvertently misstated the nature of his ownership for certain shares he owned through trusts. This error was corrected by amending the applicable Form 3 report.

         Mr. Jess Marzak timely reported his initial ownership on a Form 3 report but inadvertently misreported the number of shares that he beneficially owned. This error was corrected by amending the applicable Form 3 report.

         BankAmerica Ventures and BA Venture Partners II each timely reported its initial ownership on a Form 3 report but inadvertently misreported the number of shares it beneficially owned. These errors were corrected by amending the applicable Form 3 reports.

         Messrs. H. Robert Gill and Bert Winemiller timely reported their initial ownership on Form 3 reports but inadvertently misstated the vesting provisions applicable to options that they held. These errors were corrected by amending the applicable Form 3 reports.

         Messrs. H. Robert Gill, Gary Simkin, Bert Winemiller, Eugene Fischer, Abraham Simkin, Jess R. Marzak, and Bernard Simkin each timely reported the grant of an option on a Form 4 report but inadvertently misstated the vesting provisions applicable to such option. These errors were corrected by amending the applicable Form 4 reports.

          Mr. Murray Simkin timely reported the grant of an option on a Form 4 report but inadvertently misstated the number of shares underlying the option and the vesting provisions applicable to the option. These errors have been corrected by amending the applicable Form 4 report.

         Messrs. Todd A. Springer and John Moragne each timely reported the grant of an option on a Form 4 report but inadvertently (i) misstated the vesting provisions applicable to such option and (ii) inadvertently failed to report an open market purchase of the Company's common stock. These errors and omissions have been corrected by amending the applicable Form 4 reports.

                             EXECUTIVE COMPENSATION


COMPENSATION OF DIRECTORS

         The Company's directors do not currently receive cash compensation for services on the Board of Directors or any committees. All members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         All directors are eligible to participate in the Company's 1998 Equity Incentive Plan. Each non-employee director of the Company also receives stock option grants under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Option grants under the Directors' Plan are non-discretionary. On the date of the annual meeting of stockholders of each year, each member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 2,000 shares of Common Stock of the Company (the "Annual Grant"). Furthermore, each person, upon appointment as a non-employee director for the first time, automatically receives a one-time grant of 6,000 shares of the Company's Common Stock (the "Inaugural Grant"). Each person acting as a non-employee director at the time of the Company's initial public offering also received an Inaugural Grant of 6,000 shares. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may be exercised as they vest: monthly over one year for Annual Grants and monthly over three years for Inaugural Grants, each in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of certain changes in control, these options will be accelerated in full.

         During the last fiscal year, concurrently with the Company's initial public offering, the Company granted options covering 6,000 shares to each non-employee director of the Company, at an exercise price per share of $13.00. The fair market value of such Common Stock on the date of grant was $13.00 per share (based on the per share price to the public offered by the Company in its initial public offering, which closed on May 24, 1999). As of February 1, 2000, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS


SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1998 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                                           SUMMARY COMPENSATION TABLE (1)

                                                                                     LONG-TERM
                                                          ANNUAL COMPENSATION       COMPENSATION
                                                          --------------------      -------------
                                                                                      SECURITIES         ALL OTHER
                                             YEAR                                     UNDERLYING        COMPENSATION
NAME AND PRINCIPAL POSITION                   (1)      SALARY ($)      BONUS ($)      OPTIONS (#)          ($) (2)
-------------------------------------------------------------------------------------------------------------------
Gerald L. Benowitz......................     1999       $281,501         $309,625       135,234            $15,000
President and Chief Executive Officer        1998       $254,550           $6,000        24,750            $12,000

Samuel Simkin...........................     1999       $162,283          $95,840        42,622            $12,000
Senior Vice President, Chief Financial       1998       $146,755          $11,000         6,160            $12,000
Officer and Secretary

Leslie J. Silver........................     1999       $218,252         $258,750        92,940            $15,000
Executive Vice President and President,      1998       $166,620         $418,390        22,500            $18,000
Newgen Management Services, Inc.

James K. Roche..........................     1999       $134,241          $59,800        39,777            $12,000
President, Carabunga.com, Inc.               1998       $118,408          $22,400        10,300            $12,000

Frederick Wallace.......................     1999       $151,038          $46,200         5,380            $12,000
Vice President, Marketing                    1998        $83,136          $13,540        44,620             $6,000

------------------

(1) As permitted by the rules promulgated by the SEC, no amounts are shown for 1997.

(2) Includes automobile expenses and miscellaneous reimbursable expenses.

STOCK OPTION GRANTS AND EXERCISES

         The Company currently grants options to its executive officers under its 1998 Equity Incentive Plan. As of February 1, 2000, options to purchase a total of 847,930 shares were outstanding under the 1998 Equity Incentive Plan, including options granted to executive officers, and options to purchase 121,427 shares remained available for grant thereunder.

         Generally, options granted to executive officers under the 1998 Equity Incentive Plan vest 25% on the first anniversary of the vesting commencement date and 25% on each anniversary thereafter. In addition, the vesting of the options granted to the executive officers listed will accelerate fully upon (i) involuntary termination without cause or (ii) voluntary termination for good reason, in either case within twelve months of certain changes in the Company's control. For purposes of this acceleration provision, the terms "cause," "good reason" and "change in control" are each defined in the option agreements governing the option. Options granted under prior plans do not contain similar acceleration provisions.

         The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by and held at year-end by, each of the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                          % OF                                              VALUE AT ASSUMED
                         NUMBER           TOTAL                                              ANNUAL RATES OF
                     OF SECURITIES       OPTIONS                                               STOCK PRICE
                       UNDERLYING       GRANTED TO                                            APPRECIATION FOR
                        OPTIONS         EMPLOYEES        EXERCISE                              OPTION TERM (3)
                        GRANTED         IN FISCAL         PRICE            EXPIRATION  ----------------------------
NAME                      (#)            YEAR (1)       ($/SH) (2)            DATE         5% ($)         10% ($)
-------------------------------------------------------------------------------------------------------------------
Mr. Benowitz              24,481              4.2%          $9.25           2/01/2009     $142,413        $360,902
                          55,753              9.6%          $9.25           2/01/2009     $324,331        $821,917
                          55,000              9.4%         $10.38          11/19/2009     $359,036        $909,868

Mr. Simkin                19,969              3.4%          $9.25           2/01/2009     $116,165        $294,385
                          16,575              2.8%         $10.38          11/19/2009     $108,200        $274,201
                           6,078              1.0%         $10.38          11/19/2009      $39,677        $100,549

Mr. Silver                32,526              5.6%          $9.25           2/01/2009     $189,213        $479,502
                          40,414              6.9%          $9.25           2/01/2009     $235,099        $595,788
                              65              0.0%         $10.38          11/19/2009         $424          $1,075
                          19,935              3.4%         $10.38          11/19/2009     $130,134        $329,786

Mr. Roche                 16,857              2.9%          $9.25           2/01/2009      $98,062        $248,508
                          19,523              3.3%         $10.38          11/19/2009     $127,445        $322,970
                           3,397              0.6%         $10.38          11/19/2009      $22,175         $56,197

Mr. Wallace                5,380              0.9%         $10.38          11/19/2009      $35,120         $89,002

-----------------------

(1)  Based on options to purchase 583,113 shares granted to employees in 1999.

(2) Options were granted at and exercise price equal to the fair market value of the Company's common stock on the date of grant, as determined by the Board of Directors.

(3) The potential realizable value is calculated based on the term of the option (10 years) and is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the common stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                Number of Securities        Value of Unexercised
                                              Value            Underlying Unexercised           In-the-Money
                        Shares Acquired      Realized           Options at FY-End (#)      Options at FY-End ($) (2)
Name                     on Exercise (#)      ($) (1)        Exercisable/Unexercisable    Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------
Mr. Benowitz                     50,000         417,500             56,188 /  253,796         520,640 /  1,194,127
Mr. Simkin                       12,500         104,375             14,040 /   72,242         130,118 /    299,915
Mr. Silver                           --              --             30,625 /  134,815         275,664 /    443,251
Mr. Roche                            --              --              8,325 /   53,252          71,170 /    128,700
Mr. Wallace                          --              --             11,155 /   38,845          87,627 /    263,863

------------------
(1)  Value realized is based on the fair market value of the Company's
Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2) Value is calculated by taking the fair market value of the Company's Common Stock at December 31, 1999, subtracting the exercise price per shares under the options, and multiplying the result by the number of shares underlying the options.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with certain of its executive officers. On April 29, 1999, the Company entered into employment agreements with the following officers: Gerald L. Benowitz, President and Chief Executive Officer; Samuel Simkin, Senior Vice
President, Chief Financial Officer and Secretary; Leslie J. Silver, Executive Vice President and President, Newgen Management Services,
Inc.; and James K. Roche, President, Carabunga.com, Inc. Pursuant to the employment agreements, the base salaries of such officers for 1999 were set as follows: Mr. Benowitz--$275,000; Mr. Silver--$250,000; Mr. Simkin--$154,000; and Mr. Roche--$130,000. Except with respect to each officer's position and base salary, the terms of each employment agreement are substantially the same.

         The employment agreements have a two-year term. Under the employment agreements, in the event any of these officers is terminated by the Company without cause, such officer shall be engaged to perform services pursuant to a consulting agreement for up to a one-year period in exchange for consulting fees equal to such officer's annual base salary in effect as of the date of termination. In addition, such officer shall receive, as severance, a payment equal to the bonus earned by such officer in the previous year. In the event any such officer voluntarily terminates his employment without cause or his employment is terminated by the Company for cause (as defined in the employment agreement), such officer may be engaged, at the Company's election, to perform services pursuant to a consulting agreement for up to a one-year period. The Company has granted options to purchase shares of its common stock to certain of its directors and executive officers.

1996 EQUITY INCENTIVE PLAN

         The Company adopted the 1996 Equity Incentive Plan (the "1996
Plan") in August 1996. The Board of Directors has reserved 700,000 shares of common stock for issuance under the 1996 Plan. The 1996 Plan provides for the grant, to the Company's employees, directors and consultants, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options and rights to purchase restricted stock ("Awards").

         The maximum term of options granted under the 1996 Plan is 10 years. The exercise price of options granted under the 1996 Plan is determined by the Board of Directors in accordance with the guidelines set forth in the 1996 Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the common stock on the date of grant. Upon certain changes in control of the Company, all outstanding Awards under the 1996 Plan shall either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute those Awards, then the vesting of such Awards will accelerate in full, but if the Awards are not exercised at or before the change of control, they will be terminated.

         As of February 1, 2000, options to purchase 311,500 shares of common stock were outstanding under the 1996 Plan and the Board of Directors has determined that no additional options will be granted under the 1996 Plan. The 1996 Plan will terminate in August 2006 unless sooner terminated by the Board of Directors.

1998 EQUITY INCENTIVE PLAN

         For a description of the 1998 Equity Incentive Plan, see Proposal 2 above. As of February 1, 2000, options to purchase 847,930 shares of common stock were outstanding under the 1998 Equity Incentive Plan, and 121,427 shares were reserved for future issuance.

EMPLOYEE STOCK PURCHASE PLAN

         In August 1998, the Board of Directors approved the Company's Employee Stock Purchase Plan (the "Purchase Plan"). A total of 350,000 shares of common stock are reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the commencement of the Purchase Plan. The initial offering under the Purchase Plan commenced on August 1, 1999 and will terminate on July 31, 2000.

         Unless otherwise determined by the Board of Directors, employees are eligible to participate in the Purchase Plan only if they are employed by the Company or one of its subsidiaries designated by the Board of Directors for at least 20 hours per week and are customarily employed by the Company or one of its subsidiaries designated by the Board of Directors for at least five months each calendar year. Employees who participate in an offering may have up to 15% of their earnings withheld under the Purchase Plan. The amount withheld is then used to purchase shares of the common stock on specified dates determined by the Board of Directors. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock at the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period and participation ends automatically on termination of employment with the Company or one of its subsidiaries, as the case may be.

         In the event of a merger, reorganization, consolidation or liquidation involving the Company, the Board of Directors has discretion to provide that each right to purchase common stock will be assumed or an equivalent right substituted by the successor corporation or the Board of Directors may provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such merger or other transaction. The Board of Directors has the authority to amend or terminate the Purchase Plan, provided, however, that no such action may adversely affect any outstanding rights to purchase common stock.

401(k) PLAN

         In January 1996, the Board of Directors adopted an employee retirement savings plan covering certain of the Company's employees who have at least one year of service with us and work a minimum of 1,000 hours during the plan year. Eligible employees may make pre-tax contributions to the 401(k) Plan of up to 20% of their eligible earnings, subject to a statutorily determined annual limit. In addition, eligible employees may make roll-over contributions to the 401(k) Plan from a tax-qualified retirement plan. The 401(k) Plan allows the Company to make discretionary matching and additional profit sharing contributions to an employee's account. In 1999, the Company made contributions of approximately $103,000 into the 401(k) Plan.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the Company's executive officers serves as a member of the board of director or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors of Compensation Committee.

           REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION 1

         Thc Compensation Committee is currently composed of three non-employee directors, Jess R. Marzak, Bernard C. Simkin and Bert Winemiller. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

              Thc Company provides compensation that is competitive with what comparable companies offer to their employees. To ensure that compensation is competitive, the Company compares its practices with other business to business companies, both inside and outside the Company's industry, and sets its parameters based on this comparison.

              The Company maintains short- to long-term incentive opportunities sufficient to motivate employees to achieve specific operating goals and to generate rewards that bring total employee compensation to competitive levels.

              The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners.

         BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers were increased by 10% to 25% for fiscal 1999 compared to fiscal 1998. The increases were due to fiscal 1998 financial performance and the need to remain within the range of competitive salaries for comparable companies.

         NEAR-TERM INCENTIVES. Thc Company has adopted a Key Employee Bonus Plan for certain employees of the Company, including all executive officers. Cash bonuses are paid on an annual basis based upon achievement of specified corporate goals.

         Amounts reflected as "bonuses" in the "Summary Compensation Table" above were paid based on the criteria set forth in the bonus plan.

         LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1996 Equity Incentive Plan and the 1998 Equity Incentive Plan (collectively, the "Stock Plans"), as well as the Employee Stock Purchase Plan ("ESPP"). As of December 31, 1999, options to purchase 1,653,883 shares of the Company's Common Stock have been granted under the Stock Plans. Generally, stock options granted to the Company's executive officers under the Stock Plans vest on a yearly basis over four years, which the Company believes provides a strong incentive for employees to remain with the Company. Through option grants, executives and employees receive significant equity incentives to build long-term stockholder value. Stock Option grants to employees under the Stock Plans are made at 100% of fair market value on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

-------------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing."

         The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Benowitz's base salary during fiscal 1999 as President and Chief Executive Officer was $275,000. His bonus for the fiscal year was $309,625, which was determined in accordance with the Key Employee Bonus Plan. Mr. Benowitz's fiscal 1999 base salary was based largely on fiscal 1998 performance. In fiscal 1998, the Company achieved several key objectives. These achievements included achieving record revenues, increasing the number of dealers to whom the Company sells its services, decreasing the variable cost associated with the provision of those services, and expanding the Company's relationship with its major customers. Accordingly, Mr. Benowitz received an increase in base salary of $25,000 for fiscal 1999 over the prior year. In fiscal 1999, Mr. Benowitz also received additional stock option grants for an aggregate of 79,481 shares of Common Stock.

CONCLUSION

         Through the plans described above, a significant portion of the Company's executive compensation program, including portions of Mr. Benowitz's compensation, is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

         From the members of the Compensation Committee of Newgen Results Corporation.

         Jess R. Marzak
         Bernard C. Simkin
         Bert Winemiller

                     Performance Measurement Comparison(1)

         The following graph shows the total stockholder return of an investment of $100 in cash on May 21, 1999 for (i) the Company's Common Stock, (ii) the Russell 2000 Index and (iii) the Chase H&Q Information Services Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the last business day of each period:

    COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE MAY 21, 1999


                                [GRAPH]

                                                Cumulative Total Return
                       -------------------------------------------------------
                            5/21/1999       6/99       9/99    12/99      3/00


NEWGEN RESULTS CORPORATION     100.00      92.31      83.65    81.25    117.31
RUSSELL 2000                   100.00     102.32      94.31    95.76     99.42
CHASE H & Q INFORMATION        100.00      97.36      92.43   139.62    119.80
SERVICES

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a description of transactions since January 1, 1999, to which the Company has been a party, in which the amount involved in the transaction exceeded $60,000 and in which any of the Company's directors, executive officers or holders of more than 5% of the Company's capital stock had or will have a direct or indirect material interest.

         In January 1996, the Simkin Children Irrevocable Trust and Samuel Simkin, the Company's Senior Vice President, Chief Financial Officer and Secretary, loaned the Company $220,000 and $380,000, respectively. The loans were made under secured promissory notes. The principal amounts under such notes were due on the earlier of the completion of the Company's initial public offering and December 31, 1999. Interest was payable monthly and was charged at a rate equal to the prime rate plus 2.0%. In addition, a bonus was payable annually to the noteholders at a rate of 1.7%. These promissory notes were repaid in full following the close of the Company's initial public offering in May 1999.

         In addition to the indemnification required in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into indemnity agreements with each of its current directors and officers. These agreements provide, among other things, for the indemnification of its officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them, including liability under the Securities Act of 1933, by reason of the fact that they are or were agents of the Company. In addition, the Company maintains directors' and officers' insurance to cover its directors, officers and certain employees for certain liabilities. The Company believes that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

------------------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors

                                  /s/ Samuel Simkin
                                  ----------------------------------
                                  Samuel Simkin
                                  Senior Vice President, Chief Financial Officer and Secretary


May 5, 2000

                           NEWGEN RESULTS CORPORATION

                     1998 EQUITY INCENTIVE PLAN, AS AMENDED

                             ADOPTED AUGUST 14, 1998
                    APPROVED BY STOCKHOLDERS NOVEMBER 3, 1998
                             AMENDED OCTOBER 1, 1998
               APPROVED AS AMENDED BY STOCKHOLDERS MARCH 17, 1999
                             AMENDED APRIL 26, 2000


1.   Purposes.

     (a) The purpose of the 1998 Equity Incentive Plan ("Plan") is to provide a means by which selected Employees and Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options,
(ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   Definitions.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b) "BOARD" means the Board of Directors of the Company.

     (c) "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "COMPANY" means Newgen Results Corporation, a Delaware corporation.

     (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" mean a right granted pursuant to subsection 8(b)(ii) of the Plan.

     (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i) "DIRECTOR" means a member of the Board.

     (j) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(iii) of the Plan.

     (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

     (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t) "OPTION" means a stock option granted pursuant to the Plan.

     (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (v) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

     (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (x) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (y) "PLAN" means this Newgen Results Corporation 1998 Equity Incentive
Plan.

     (z) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company when discretion is being exercised regarding the Plan.

     (aa) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

     (bb) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and any right to acquire restricted stock, and a Stock Appreciation Right.

     (cc) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (dd) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(i) of the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

         (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii) To amend the Plan or a Stock Award as provided in Section 14.

         (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million two hundred fifty thousand (2,250,000) shares of the Common Stock, subject to the following sentence. An aggregate one million seven hundred fifty thousand (1,750,000) shares shall initially be authorized for issuance pursuant to Stock Awards; provided, however, such total shall increase automatically, as and to the extent that options to purchase Common Stock outstanding as of the Effective Date under the Company's 1996 Equity Incentive Plan terminate or expire prior to exercise, by the number of shares underlying such terminated or expired options, subject to a maximum increase of 500,000 shares (bringing the maximum total to an aggregate 2,250,000 shares). If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

     (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than three hundred thousand (300,000) shares of the Common Stock in any calendar year. This subsection 5(c) shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

     (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or
(C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) TRANSFERABILITY. Prior to the Listing Date an Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. After the Listing Date, a Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised, provided however that prior to the Listing Date an Option granted to a non-officer Employee shall vest at least twenty percent (20%) of the shares per year. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.
The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination, unless otherwise provided in the Option Agreement) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Service (or after the Listing Date such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of thirty (30) days (or such longer or shorter period provided in the Option Agreement) after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or after the Listing Date such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or after the Listing Date such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (j) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares acquired by the Optionee pursuant to the exercise of the Option. The terms of such repurchase option shall comply with the requirements of Section 260.140.42 of Title 10 of the California Code of Regulations.

     (k) RIGHT OF FIRST REFUSAL. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option. Except as expressly provided in this subsection 6(k), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

     (l) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is granted to a 10% stockholder (as described in subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; PROVIDED, HOWEVER, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, after the Listing Date and if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation
Law) shall not be made by deferred payment, or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee, provided however that prior to the Listing Date, stock sold or awarded to a non-officer Employee shall vest at least twenty percent (20%) of the shares per year. Prior to the Listing Date the terms of such repurchase option shall otherwise comply with the requirements of Section 260.140.42 of Title 10 of the California Code of Regulations.

     (e) TERMINATION OF CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   STOCK APPRECIATION RIGHTS.

     (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

         (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

         (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

         (iii) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.   CANCELLATION AND RE-GRANT OF OPTIONS.

     (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of any adversely affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value for an Incentive Stock Option or, in the case of an Incentive Stock Option (any Option if effected prior to the Listing Date) held by a 10% stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Rights with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

     (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options or Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(a), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's Bylaws and the laws of the state in which the Company is incorporated.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award,
(i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

     (g) Throughout the term of any Stock Award, the Company shall deliver to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Stock Award, a balance sheet and an income statement. This subsection shall not apply (i) after the Listing Date, or (ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

13.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) CHANGE IN CONTROL--DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then outstanding Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

     (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale of substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 13(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

14.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (d) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on the date adopted by the Board (the "Effective Date"), but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                           NEWGEN RESULTS CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000


         The undersigned hereby appoints Gerald L. Benowitz and Samuel Simkin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Newgen Results Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Newgen Results Corporation to be held in the Torrey Pines Room at the Del Mar Doubletree Hotel, 11915 El Camino Real, San Diego, CA 92130 on Thursday, June 8, 2000 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-------------------------------DETACH HERE------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

/ / FOR all nominees listed below (except     / / WITHHOLD AUTHORITY to vote
    as marked to the contrary below).             for all nominees listed below.

NOMINEES:   Gerald L. Benowitz, Jess R. Marzak, John Moragne

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:




MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve the Company's 1998 Stock Option Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares.

   / /  FOR                      / /  AGAINST                     / /  ABSTAIN


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

PROPOSAL 3: To ratify selection of ARTHUR ANDERSEN LLP as independent auditors of the Company for its fiscal year ending DECEMBER 31, 2000.

   / /  FOR                      / /  AGAINST                     / / ABSTAIN





Dated _________________                   ____________________________________


                                          ____________________________________
                                                      SIGNATURE(S)

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS HEREON. IF THE STOCK IS
                                          REGISTERED IN THE NAMES OF TWO OR
                                          MORE PERSONS, EACH SHOULD SIGN.
                                          EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                          GUARDIANS AND ATTORNEYS-IN-FACT
                                          SHOULD ADD THEIR TITLES. IF SIGNER
                                          IS A CORPORATION, PLEASE GIVE FULL
                                          CORPORATE NAME AND HAVE A DULY
                                          AUTHORIZED OFFICER SIGN, STATING
                                          TITLE. IF SIGNER IS A PARTNERSHIP,
                                          PLEASE SIGN IN PARTNERSHIP NAME BY
                                          AUTHORIZED PERSON.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.